DAVIS NEW YORK VENTURE FUND, INC.
ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION PURSUANT
TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
GENERAL CORPORATION LAW
Davis New York Venture Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.
SECOND: Prior to the designation and reclassification of stock and the organization and reclassification of Class B and Class T shares, the corporation had a total of 3,500,000,000 shares, $.05 par value per share, which shares were classified according to the following table. The aggregate par value of all of the common stock was $175,000,000, of which $155,000,000 was classified and $20,000,000 was unclassified.

Class of Shares	Authorized Number of Shares
Davis New York Venture Fund Class A shares	1,000,000,000
Davis New York Venture Fund Class B shares	500,000,000
Davis New York Venture Fund Class C shares	300,000,000
Davis New York Venture Fund Class Y shares	300,000,000
Davis New York Venture Fund Class R shares	125,000,000
Davis New York Venture Fund Class T shares	100,000,000

Davis Research Fund Class A shares	250,000,000

Davis Global Fund Class A shares	100,000,000
Davis Global Fund Class C shares	25,000,000
Davis Global Fund Class Y shares	100,000,000
Davis Global Fund Class T shares	50,000,000

Davis International Fund Class A shares	100,000,000
Davis International Fund Class C shares	25,000,000
Davis International Fund Class Y shares	100,000,000
Davis International Fund Class T shares	25,000,000

Total Classified shares	3,100,000,000

Total Unclassified shares	400,000,000

Total Authorized Shares	3,500,000,000
THIRD: The Articles of Incorporation are hereby supplemented by designating out of Davis New York Venture Fund: (i) all shares of Class B common stock and all shares of Class T common stock to unclassified shares of common stock; (ii) arriving at a new total of 1,000,000,000 unclassified shares of common stock.
FOURTH: The Articles of Incorporation are hereby also supplemented by designating out of Davis Global Fund: (i) all shares of Class T common stock to unclassified shares of common stock; (ii) arriving at a new total of 1,050,000,000 unclassified shares of common stock.
FIFTH: The Articles of Incorporation are hereby also supplemented by designating out of Davis International Fund: (i) all shares of Class T common stock to unclassified shares of common stock; (ii) arriving at a new total of 1,075,000,000 unclassified shares of common stock.
SIXTH: The Class A Common Stock, Class C Common Stock, Class Y Common Stock, and Class R Common Stock of each Fund shall continue to represent an investment in the same pool of assets with respect to each such Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:
(i)
Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the stock of such Class;
(ii)
The Class A Common Stock may be subject to a front-end load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and, in addition, Class A Common Stock may also be subject to a contingent deferred sales charge, as determined by the Board of Directors from time to time prior to issuance of such stock;
(iii)
The Class C Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;
(iv)
The Class Y Common Stock may be sold without a front-end sales load or contingent deferred sales charge and without a Rule 12b-1 distribution fee;
(v)
The Class R Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;
(vi)
Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine; and
(vii)
Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class as may be determined by the Board of Directors from time to time.
EIGHTH: Immediately following the designation and reclassification of stock, the corporation had a total of 3,500,000,000 shares, $.05 par value per share, which shares shall be classified according to the following table. The aggregate par value of all of the common stock is $175,000,000.00, of which $121,250,000 is classified and $53,750,000 is unclassified.

Class of Shares	Authorized Number of Shares
Davis New York Venture Fund Class A shares	1,000,000,000
Davis New York Venture Fund Class C shares	300,000,000
Davis New York Venture Fund Class Y shares	300,000,000
Davis New York Venture Fund Class R shares	125,000,000

Davis Research Fund Class A shares	250,000,000

Davis Global Fund Class A shares	100,000,000
Davis Global Fund Class C shares	25,000,000
Davis Global Fund Class Y shares	100,000,000

Davis International Fund Class A shares	100,000,000
Davis International Fund Class C shares	25,000,000
Davis International Fund Class Y shares	100,000,000

Total Classified shares	2,425,000,000

Total Unclassified shares	1,075,000,000

Total Authorized Shares	3,500,000,000
NINTH: The stock of the Corporation has been designated and classified by the Board of Directors of the Corporation in accordance with and pursuant to Articles FIFTH, Section (c) of the Articles of Incorporation of the Corporation.
TENTH: The Board of Directors duly adopted a resolution, in accordance with Section 2-105(c) of the Maryland General Corporation Law, changing the number of shares of stock of certain classes that the Corporation has authority to issue, as reflected in these Articles Supplementary.
IN WITNESS WHEREOF, Davis New York Venture Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary on July 31, 2025.
DAVIS NEW YORK VENTURE FUND, INC.
By: /s/ Kenneth Eich
Kenneth Eich, Executive Vice President

ATTEST:
/s/ Lisa Cohen
Lisa Cohen, Secretary
THE UNDERSIGNED, the Executive Vice President of DAVIS NEW YORK VENTURE FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.
DATED: July 31, 2025
/s/ Kenneth Eich
Kenneth Eich, Executive Vice President